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                                                                  EXHIBIT 10.7.2

                   FIRST AMENDMENT OF THE AMENDED AND RESTATED
                          CHANCELLOR MEDIA CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


            This First Amendment of the Amended and Restated Chancellor Media Corporation Stock Option Plan for Non-Employee Directors (the "Plan") dated as of this 13th day of July, 1999, but effective as of the original date of adoption of the Plan, by AMFM Inc. (formerly known as Chancellor Media Corporation), a Delaware corporation (the "Company").

            WHEREAS, each of the Board of Directors of the Company and the stockholders of the Company have heretofore adopted and approved the Plan;

            WHEREAS, as of the date hereof, the Company has changed its name from Chancellor Media Corporation to AMFM Inc. pursuant to that certain merger of July 13, 1999 (the "Merger") according to the Agreement and Plan of Merger, dated as of August 26, 1998, and amended and restated as of April 29, 1999, by and among the Company, Capstar Broadcasting Corporation, a Delaware corporation, CBC Acquisition Company, Inc., a Delaware corporation, and CMC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company; and

            WHEREAS, the Company desires to amend the Plan to permit the assignment of options thereunder in certain circumstances;

            NOW, THEREFORE, the Plan is hereby amended as follows:

         1. TITLE OF PLAN.

            The title of the Plan, as set forth on the first page of the Plan, is hereby amended to read, in its entirety, as follows:

                            "THE AMENDED AND RESTATED
                           AMFM INC. STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS"

         2. SECTION 1.2.

            Section 1.2 is amended and restated to read, in its entirety, as follows:


               "Company" shall mean AMFM Inc., a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under the Plan."



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         3. SECTION 1.8.

               Section 1.8 is amended and restated to read, in its entirety, as follows:

                  ""Plan" shall mean The Amended and Restated AMFM Inc. Stock Option Plan for Non-Employee Directors."

         4. SECTION 7.1.

               Section 7.1 is amended and restated to read, in its entirety, as follows:

                  "Subject to the immediately following sentence, no Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, nothing in this Section 7.1 shall prevent:

               (a) transfers by will or by the applicable laws of descent and distribution;

               (b) any Optionee who is serving as a non-employee director of the Company, at the request of the Optionee's employer (the "Employer") from having an Option issued directly in the name of, or assigning or otherwise transferring an Option to, the Employer or any entity affiliated with the Employer; or

               (c) any Optionee from having an Option issued directly in the name of, or assigning or otherwise transferring an Option to, a trust or limited partnership established for the benefit of such Optionee's spouse, siblings, parents, children and/or grandchildren, subject to the approval of the Board.

         If an Option is issued, assigned or transferred pursuant to subsections
(b) or (c) above, the same terms and conditions of the Option as would have been applicable if the Optionee held the Option shall apply to the applicable trust or limited partnership."

               In all other respects, the Plan is ratified and confirmed.

                                       AMFM INC. (formerly known as
                                       CHANCELLOR MEDIA CORPORATION)



                                       By: /s/ Kathy Archer
                                          --------------------------------------
                                       Name:   Kathy Archer
                                       Title:  Vice President